Exhibit 23.1

                         HARRIS & GILLESPIE CPA'S, PLLC
                          CERTIFIED PUBLIC ACCOUNTANT'S
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050



                          REGISTERED AUDITOR'S CONSENT

Harris & Gillespie CPA's, PLLC, of 3901 Stone Way North, Suite # 202, Seattle, WA. 98103, do hereby consent to the use of our reports dated July 1, 2014 on the financial statements of Karnet Capital Corp. as of May 31, 2014 and the related statements of operations, stockholders' equity/(deficit) and cash flows for the period then ended, and for the period from January 31, 2014 (inception) to May 31, 2014 be included in and made part of any filing to be filed with the U.S. Securities and Exchange Commission. We also consent to your use of our name as an expert in the appropriate sections of those filings.

Dated this 29th day of July, 2014.


/s/ HARRIS & GILLESPIE CPA'S, PLLC
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Certified Public Accountant's